Exhibit 10.1

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INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2.


                             DISTRIBUTION AGREEMENT

     This Distribution Agreement (the "Agreement") is effective as of the 22nd day of January, 2007 (the "Effective Date") by and between Shuffle Master, Inc., a Minnesota corporation ("Shuffle Master"), with an address at 1106 Palms Airport Drive, Las Vegas, Nevada 89119, and a fax of 702-270-5123 (attention:
General Counsel), on one hand, and Lightning Poker, Inc., a Pennsylvania corporation ("LP"), with an address at 4 Crozerville Road, Aston, PA 19014, and a fax of (610) 358-2881 (attention: President), on the other hand.

                                    RECITALS:

     A. LP i) owns all right, title and interest in and to the non-house banked electronic poker table game now known as Lightning Poker (the "EPT"); and ii) owns or has the exclusive right to use the patents and patent applications, (the "Patents"), copyrights, trademarks, trademark applications, game play methods, trade dress, trade names, inventions and other intellectual property rights in, and to and related to the EPT identified on Exhibit A attached hereto (col1ectively, the "EPT IP").

     B. The EPT play rules and methods are listed in Exhibit B attached hereto.

     C. LP is a party to an agreement with 21st Century Gaming Concepts, Inc., dated June 1, 2016, the ("Existing Distribution Agreement") providing another distributor with the right to distribute the EPT in the California card room market ("California Card Rooms"), until May 31, 2008 Accordingly, the California Card Rooms are not included in the Territory (as that term is defined below) until June 1, 2008.

     D. Shuffle Master is in the business of developing, manufacturing, distributing and otherwise commercialzing gaming equipment, games and operating systems for gaming equipment and related products and services throughout the United States and other countries.

     E. Shuffle Master and LP wish to enter into this Agreement whereby Shuffle Master, subject to the terms and conditions hereof will act as the exclusive distributor of the EPT in the Territory.

                                   AGREEMENT:

     The parties, each intending to be legally bound, agree that the above recitals are hereby incorporated in full as a part of this Agreement and further agree as follows:

     1. Definition of Legal Gaming Venue. A "Legal Gaming Venue" means any legal casino or other legal gambling establishment in the Territory; i) which is authorized by the jurisdiction in which it is located to operate the EPT for gambling purposes involving money; or ii) where it is legal to sell, license, lease, exploit, market or distribute the EPT.

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     2. Appointment of Exclusive Distributor.

         a. Subject to the terms and conditions of this Agreement, LP appoints Shuffle Master, and, subject to the terms and conditions of this Agreement, Shuffle Master agrees to act as the exclusive distributor including to the exclusion of LP, as well as any third parties) of the EPT for and to Legal Gaming Venues, with the exclusive right to sell, license, distribute, market and exploit, and arrange for the sale or lease of the EPT to Legal Gaming Venues within the Territory during the Term. All contracts or agreements with Legal Gaming Venues relating to the EPT ("Customer Agreements") shall he entered into by Shuffle Master as an authorized and disclosed agent and distributor for LP, using, the Customer Agreement form as set forth in Exhibit C attached hereto, (or a materially similar, mutually-approved (by both Shuffle Master and LP) version thereof). All obligations under any of said Customer Agreements shall be solely LP's. Shuffle Master shall issue the invoices to each Legal Gaming Venue. If the EPT is leased, the lease rate (excluding any Service Revenues) offered and accepted by Shuffle Master for the EPT shall he no less than [***] per-month, unless Shuffle Master receives prior written consent from LP to lower the monthly lease rate. In the event that the monthly lease rate to a Legal Gaming Venue is an all-inclusive rate (both lease rate and Service Revenues), then the minimum monthly all-inclusive price (lease rate and Service Revenues) for the EPT shall be at least [***] per month, since, pursuant to paragraph 7 hereof, [***] is deemed the Service Revenues. If the EPT is sold, the sales prices for the EPT shall be no less than the amounts set forth in Exhibit D. Any software (including firmware) incorporated with the EPT or provided by LP in connection with the EPT shall be included (at no additional charge) in any license of the EPT to the Legal Gaming Venues, and not sold.

          b. During the Term, and only while Shuffle Master has the exclusive rights set forth in paragraph 2(a) hereof, and provided LP is not in breach of this Agreement, Shuffle Master agrees not to: i) distribute any other non-housed banked electronic poker table product to Legal Gaming Venues in the Territory, which is competitive to the EPT; ii) distribute the EPT to any customer which is not a Legal Gaming Venue; or iii) distribute the EPT outside the Territory.

          c. During the Term, and while Shuffle Master has the exclusive rights set forth in paragraph 2(a) hereof, and provided Shuffle Master is not in breach of this Agreement, LP agrees not to i) distribute, market, lease or sell, either directly or indirectly, any other non-housed banked electronic poker table product to Legal Gaming Venues in the Territory, which is competitive to the EPT; ii) distribute, market, lease, or sell, either directly or indirectly, the EPT in any illegal manner; iii) use any EPT in any illegal manner; iv) distribute, market, lease, or sell, either directly or indirectly, the EPT to Legal Gaming Venues inside the Territory, except as expressly permitted by paragraph 3 hereof; or v) distribute, market, lease, or sell, either directly or indirectly, any EPT to any Legal Gaming Venues, other than is expressly permitted by paragraph 3 hereof.

          d. All rights to the distribution of the EPT not granted to Shuffle Master in this Agreement and, except as otherwise prohibited or limited in this Agreement, all rights to the distribution of other products, are fully reserved and retained by Shuffle Master and LP. Without limiting the general nature of the foregoing reservation of rights, Shuffle Master acknowledges that (i) while the EPT is currently LP's sole product, LP may in the future develop additional

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electronic game tables which do not include non-house banked electronic poker
("Other Electronic Game Tables" and this Agreement provides Shuffle Master with no distribution or other rights with respect to the Other Electronic Game Tables and (ii) LP intends to market and sell, directly or through other distributors, the EPT to customers within the Territory which are not Legal Gaming Venues. Similarly, nothing in this Agreement limits or prevents Shuffle Master, during the Term, from also developing, selling, distributing or marketing Other Electronic Game Tables or any other products.

     3. Territory. The Territory shall mean the entire world, except that, until June 1, 2008, the Territory shall exclude card rooms in in the state of California ("California Card Rooms") including without limitation, for use on or in connection with wireless mobile technology which is a part of, in, or on a Gaming Venue. After June 1, 2008, California Card Rooms shall be included in the Territory.

     4. Term. Subject to earlier termination in accordance with paragraphs 5 and 9 below, this Agreement shall become effective on the Effective Date and shall continue for ten (10) years (the "Initial Term"). Notwithstanding the Initial Term and except only as otherwise expressly provided in paragraph 5(d) hereof any termination or expiration of this Agreement (whether prior to or at the end of the Initial Term), any EPT already installed or otherwise in use and which is generating revenue at the time of any termination or expiration shall remain installed or otherwise continue in use, and Shuffle Master shall continue to be entitled to its distribution fee as provided in paragraph 6(a) hereof, provided that Shuffle Master continues to adhere to its obligations as set forth in paragraph 6 hereof. Shuffle Master shall have the option to renew the Initial Term of this Agreement for additional periods of five years each (each, a "Renewal Term" and together with the Initial Term, the "Term"); provided that Shuffle Master has sold or leased the minimum quantities of the EPT set forth in Exhibit E during the then current Term or Renewal Term

     5. Termination. Notwithstanding the provisions of paragraph 4 above, this Agreement may be terminated in writing in accordance with the following provisions:

          a. Either party may terminate this Agreement by giving written notice to the other party in the event the other party is in material breach of any provision of this Agreement, and shall have failed to cure such breach, if the breach itself is in fact curable, within thirty (30) days of receipt of written notice thereof from the terminating party.

          b. Either party may immediately terminate this Agreement by giving notice to the other party if the non-terminating party takes any action or fails to take any action which jeopardizes any of the terminating party's licenses and/or approvals in any licensing jurisdiction wherever located; or if any governmental agency takes any action against the non-terminating party which governmental) action jeopardizes any of terminating party's licenses and/or approvals in any licensing jurisdiction; or in the event that LP takes any action or fails to take any action that jeopardizes any of Shuffle Master's gaming licenses, approvals or permits (including without limitation any violation by LP of either paragraphs 11 or 24(d)); or in the event that LP's relationship with Shuffle Master in any way jeopardizes or puts at risk any of Shuffle Master's existing, pending or future gaming licenses, approvals or permits; or in the event that Shuffle

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Master's relationship with LP in any way jeopardizes or puts at risk any of LP's existing, pending, or future gaming licensees, approvals or permits.

          c. In addition, Shuffle Master shall have the right, but not the obligation, to terminate this Agreement if there is: i) a patent infringement or other lawsuit concerning either the EPT or EPT IP filed against Shuffle Master, LP or the EPT; ii) a Change in Control (as defined in paragraph 24(k)) or in LP;
iii) within 90 days after Shuffle Master becomes aware of any patent issued to either PokerTek, Poker Automation, or another third party, which, in Shuffle Master's sole discretion, the EPT infringes; iv) if during the six (6) month period after the Effective Date, LP has not raised at least $2 million in liquid cash assets; or v) at any time after the Effective Date, if Shuffle Master determines, in its sole discretion, that the EPT infringes or is likely to infringe a patent or pending patent application of PokerTek's. In the event that Shuffle Master terminates this Agreement pursuant to paragraph 5(c)(i), 5(c)(iii) or 5(c)(v), then the provisions of paragraph 5(d) hereof shall apply.

          d. In the event of any termination of this Agreement, pursuant to paragraph 5(c)(i), 5(c)(iii) or 5(c)(v), above, any EPT Revenues (as defined in paragraph 6(a) hereof) from any placements of the EPT existing as of the date of such termination shall continue, for a period of one year to he split in the same percentages as existed prior to any such termination; thereafter, all such future EPT Revenues shall be paid solely to LP. In addition, in the event that Shuffle Master terminates this Agreement pursuant to paragraph 5(c)(i) above, then Shuffle Master shall not, for a period of 3 months from any such termination, enter into any agreement with any other EPT Party for the distribution of any product or game similar to the EPT, unless such agreement is part of a settlement agreement of such litigation. For purposes hereof, EPT Party means a person or entity, other than LP, which is a party to such litigation and that sells a similar product to the EPT. If at any time during the one-year period referenced in this paragraph 5(d), Shuffle Master enters into an agreement with another supplier of products which are the same as the EPT, then Shuffle Master shall no longer be entitled to any split of revenues, as set forth in this paragraph 5(d). With respect to any termination or expiration of this Agreement, by either Shuffle Master or LP, for any reason other than a termination by Shuffle Master under paragraph 5(c)(i), 5(c)(iii) or 5(c)(v), then any EPT Revenue from any EPTs already installed or otherwise in use at the time of such termination shall continue to be allocated, after such termination or expiration, as set forth in paragraph 6(a) hereof, provided that Shuffle Master continues to adhere to its obligations as set forth in paragraph 6 hereof.

          e. In addition, subject to Shuffle Master's right to continue to receive its share of EPT Revenues as set forth in paragraphs 4 and 5(d), LP shall have the right, but not the obligation, to terminate this Agreement, as its sole and exclusive remedy, if any Minimum Quantity (as defined in paragraph 9 hereof) is not met by the applicable time deadline as set forth in paragraph 9.

          f. Any termination of this Agreement shall not prevent or restrict the terminating party from pursuing all of its rights and remedies against the terminated party for any breaches of this Agreement by the terminated party.

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     6. Distribution Fees and EPT Revenues. Subject to each of the terms and conditions of this Agreement:

          a. Shuffle Master shall receive all gross amounts or revenues ("EPT Revenues") paid by or due from any Legal Gaming Venue which are derived from or in connection with a placement of an EPT. Shuffle Master shall also receive any sales, use, lease, gaming and other taxes, if any, to a Legal Gaming Venue ("EPT Taxes") imposed by foreign, federal, state, or local governmental authorities with respect to the sale or lease of the EPT (other than taxes measured by the income or gross revenues of Shuffle Master or LP) and shall remit, on LP's behalf, all amounts so collected to such governmental authorities. Such EPT Taxes shall not be considered part of the EPT Revenues. Unless the provisions of paragraph 6(g) hereof shall apply, from said EPT Revenues. Shuffle Master shall be entitled to keep and retain [***] thereof as its distribution fee and shall, subject to the provisions of paragraph 24(c) below, remit the balance thereof to LP; provided, however, that Shuffle Master's distribution fee shall increase to [***] of EPT Revenues once there has been the installation of [***] EPTs in Legal Gaming Venues, pursuant to sales or leases effected by Shuffle Master pursuant to or in anticipation of this Agreement, with no more than fifty (50) EPT's installed at any properties owned or controlled by Harrah's Entertainment, Inc. counting toward meeting the [***] number threshold. If Shuffle Master pays any EPT Tax on LP's behalf, LP shall indemnify, hold harmless and defend, as its own expense, Shuffle Master with respect thereto. If SMI fails to collect any EPT Revenues from a customer, which EPT Revenues are more than 60 days past due, LP shall have the right to collect such EPT Revenues, and shall share those between SMI and LP as otherwise provided in this paragraph 6(a).

         b. In addition to Shuffle Master's distribution fees, as set forth in paragraph 6(a) above, LP shall pay Shuffle Master or Shuffle Master shall be entitled to a credit in an amount equal to [***] of all EPT Revenues paid to LP by California Card Rooms through June l, 2008. LP shall keep appropriate books and records of any EPT Revenues received from any California Card Rooms with respect to the EPT, so as to determine the amounts, if any due Shuffle Master pursuant to this Agreement. LP shall, on a monthly basis, pay or Shuffle Master shall be entitled to the above [***] credit, any amounts due Shuffle Master within thirty (30) days after the end of each month, in which any EPT Revenues have been received from California Card Rooms. All payments shall be accompanied by a statement indicating how the payment to Shuffle Master has been calculated. Shuffle Master and its representatives shall have reasonable access, upon at least ten (10) days prior written notice to LP, to examine the books and records related to sales or leases of EPTs to California Card Rooms for purposes of determining the EPT Revenues received from California Card Rooms for such period, but no more than once every six-month period. The cost of any such examination or audit by Shuffle Master shall be solely borne by Shuffle Master, unless there has been an underpayment or undercredit of Ten Percent (10%) or more of the amounts properly due and payable to Shuffle Master pursuant to the terms of this Agreement, in which case LP shall reimburse Shuffle Master for the reasonable out of pocket costs of such audit.

          c. Notwithstanding the foregoing, in no event, until (if ever) LP is properly and fully licensed by gaming regulators in a state or jurisdiction where LP must be licensed by gaming regulators either for an EPT to be distributed in said state or jurisdiction or in order for LP to

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receive a share the EPT Revenues) (the "Excluded States"), shall Shuffle Master distribute any EPTs in such Excluded State.

          d. The parties acknowledge that, prior to the execution of this Agreement, LP has already signed certain agreements for the sale and installation of the EPT (the "Existing Customer Agreements"), as listed in Exhibit F. Any revenues from any Existing Customer Agreements shal1 belong to EPT only where installation of the EPT has already occurred prior to the execution of this Agreement, or which installation occurs or has occurred within 30 days of the execution of the applicable Existing Customer Agreement; otherwise, any revenues from the Existing Customer Agreements shall be EPT Revenues, and shall be shared as per paragraph 6(a).


         e. Notwithstanding anything contained herein to the contrary, the parties acknowledge and agree that, upon Shuffle Master and LP's mutual consent, a Legal Gaining Venue may receive up to one (i) EPT, to test for a sixty (60) day period prior to making a determination as to ordering a EPT, or that a regulatory agency may require field testing of the EPT prior to approving said EPT (in either event, the "Test Period"). Provided that Shuffle Master does not receive any revenues during the Test Period, for the test of the EPT, no revenues shall be due or accrue to IP during the Test Period of or for the EPT.

          f. Shuffle Master shall keep appropriate books and records of any EPT Revenues received from any Legal Gaming Venues in the Territory with respect to EPTs, so as to determine the amounts, if any, due LP pursuant to this Agreement. Shuffle Master shall, on a monthly basis, pay any amounts due LP within thirty
(30) days after the end of each month, in which any EPT Revenues or Service Revenues have been received from such Legal Gaming Venues. All payments shall he accompanied by a statement indicating how the payment to LP has been calculated. LP and its representatives shall have reasonable access, upon at least ten (10) days prior or written notice to Shuffle Master, to examine the books and records related to sales or leases of EPTs to such Legal Gaming Venues for purposes of determining the EPT Revenues received from such Legal Gaming Venues for such period, but no more than once every six-month period. The cost of any such examination or audit by LP shall be solely borne by LP, unless there has been an underpayment of ten percent (10%) or more of the amounts properly due and payable to EPT pursuant to the terms of this Agreement, in which case Shuffle Master shall reimburse LP for the reasonable, out of pocket costs of such audit.

          g. In Shuffle Master's sole discretion, if at any time Shuffle Master does not believe that LP will be able to fulfill its obligation to timely deliver any EPT does under any Customer Agreement, then Shuffle Master shall have the right, but not the obligation, to fund the manufacturing and delivery cost (the "EPT Costs") of the EPT so that any and all such EPTs will be promptly delivered when due. In the event that SMI advances any EPT Costs, then Shuffle Master shall fully recoup from any EPT Revenues and prior to any EPT Revenues being due or paid to LP, a1l of the EPT Costs. For the above purposes, the EPT Costs shall include the actual manufacturing costs of the EPTs is which Shuffle Master elects to cause to be manufactured, all shipping costs and all other out of pocket costs of Shuffle Master in causing the timely manufacture and delivery of such EPTs. Nothing contained in this paragraph (6)(g) shall obligate Shuffle Master to fund any of the EPT Costs.

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     7. Service Revenues. Any revenues or amounts which relate to any servicing of the EPTs in any Legal Gaming Venue in the Territory ("Service Revenues"), whether from an Existing Customer Agreement, an agreement with a Legal Gaming Venue executed after this Agreement is executed, or any other agreement for the EPT with a Legal Gaming Venue, shall be received by Shuffle Master and be the sole property of Shuffle Master; except provided, however, that where LP provides EPT spare parts to the Legal Gaming Venue at no cost, any such Service Revenues shall, after receipt by Shuffle Master, then be shared [***] to Shuffle Master and [***] to LP, which shall he paid and accounted for in the same manner and at the same time as EPT Revenues are, pursuant to paragraph 6(f) hereof. For any leased EPT, LP hereby agrees to provide EPT spare parts at no cost to either Shuffle Master or the customer, unless the Customer is obligated to and actually pays for said spare parts under its lease or service agreement. LP further agrees to provide and maintain a sufficient inventory of EPTs spare parts, in mutually designated storage facilities, Since Shuffle Master generally must, under its service agreements with Legal Gaming Venues, supply said spare parts at no cost. In the event that the monthly price to the Legal Gaming Venue is an all-inclusive price, including both the lease rate and Service Revenues, then Shuffle Master's Service Revenues shall be deemed [***] per month and shall belong solely to Shuffle Master and shall not be shared in any manner with LP, the balance thereof shall then be deemed EPT Revenues. In the event that Shuffle Master sells any EPT, then LP hereby agrees to sell Shuffle Master said EPT spare parts for such sold EPT's at no more than [***] above L.P's actual, out of pocket cost.

     8. Obligations of the Parties. Notwithstanding Shuffle Master's rights and obligations under this Agreement and its designation as a "distributor:"

          a. LP shall be solely responsible for the performance of all of its obligations under any Customer Agreements, and to timely ship and deliver all shipments of EPTs, at Shuffle Master's direction, to Legal Gaming Venues, via mutually designated transportation agents, at LP's sole cost. LP hereby agrees to provide timely notice to Shuffle Master of its shipment of any EPTs to any Legal Gaming Venues, and provided that LP is in compliance with this requirement Shuffle Master will notify gaming regulators, on LP's behalf, that shipment and/or delivery of such EPTs has occurred.

          b. In addition it agrees that Shuffle Master will not buy or maintain any inventory of EPTs.

          c. LP also agrees i) to provide a manufacture's warranty on all EPT parts and labor for a period of one hundred and twenty (120) days from its installation in a Legal Gaming Venue; and ii) to maintain, at its sole cost during the Term, liability insurance on all EPTs, in the minimum aggregate amount of $1 million, with Shuffle Master, at all times, and, as requested, any Legal Gaming Venue, named as a named co-insured under said liability policy.

          d. Furthermore, Shuffle Master agrees, on a confidentia1 basis, to provide its EPT customer 1ist to LP on a semi-annua1 basis. If LP does not wish for Shuffle Master to sell an EPT to a particular customer, L.P shall so notify Shuffle Master, within (10) days of its receipt of Shuffle Master's EPT customer list.

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          e. Beginning on the date that is five (5) years from the Effective
Date, Shuffle Master will, use commercially reasonable efforts to further the promotion, marketing and distribution of the EPT to Legal Gaming Venues in the Territory. In the event Shuffle Master does not comply, or if LP believes that Shuffle Master is or has not complied with this paragraph 8(e), then LP's sole and exclusive remedy shall be the termination of this Agreement. Further, Shuffle Master's failure to comply with this paragraph 5(e), or any contention thereof, shall not be deemed or the basis of, a breach or claim of breach of this Agreement.


          f. While Shuffle Master has the exclusive rights set forth in paragraph 2(a) hereof, it shall;

          i) promptly forward to LP any order received for an EPT from a customer;

          ii) invoice customers for EPTs after receiving notice of the shipment LP of such EPT's and

          iii) not compromise any amount due from a customer for an EPT without LP's consent.

     9. Minimum Quantities, No later than February 01, 2008, Shuffle Master shall be obligated to have placed (i.e., entered into Customer Agreements) [***] EPTs, no later than February 01, 2009. Shuffle Master shall be obligated to have placed [***] additional EPTs; no later than February 01, 2010, Shuffle Master shall be obligated to have placed [***] additional EPTs; no later than February 01, 2011, Shuffle Master shall be obligated to have placed [***] additional EPT's; and no later than February 01, 2012, Shuffle Master shall be obligated to have placed [***] additional, EPTs (each a "Minimum Quantity"). If Shuffle Master has not achieved any Minimum Quantity by the above applicable deadline, LP shall have the right to terminate this Agreement pursuant to paragraph 5(e). Notwithstanding the foregoing, in the event that Shuffle Master does not achieve the Minimum Quantity, LP's sole and exclusive remedy shall be its right to terminate this Agreement under paragraph 5(e), and, in no event shall Shuffle Master be liable for any damages or amounts which LP contends would or might have otherwise been received by LP had the above minimums been met. In the event LP elects, under paragraph 5(e) or any other provision of this Agreement, to either terminate this Agreement or to make Shuffle Master's rights hereunder non-exclusive then Shuffle Master shall have the right, if applicable, to immediately terminate this Agreement (if LP has not) and/or to sell, license, lease, market, exploit or distribute, without restriction, any other electronic poker table gaming product, whether or not competitive to the EPT including without limitation, any non-house banked electronic poker table game. For purposes of clarification, the parties agree that, under no circumstances, shall Shuffle Master's failure to achieve either any Minimum Quantity by any applicable deadline be a breach of this Agreement.


     10. Patent Protection and Maintenance, LP shall take all such action as it determines in its sole judgment to be necessary or desirable to prosecute in or maintain the EPT IP.

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     11. Gaming Regulatory Compliance. Subject to the other provisions of this paragraph 11, and of this Agreement. Shuffle Master will attempt to obtain and maintain the necessary gaming product regulatory approvals and permits ("Product Approvals") in any jurisdictions into which it intends to license, market and distribute the EPT. The parties shall share the costs and fees associated with obtaining and maintaining any such Product Approvals for the EPT, including any costs and fees for investigations, in the same percentages that the parties share the EPT Revenues under paragraph 6 hereof. Any amounts which, under this paragraph 11, are the responsibility of LP and which are unpaid by LP when due or requested by Shuffle Master, shall reduce the amount of EPT Revenues LP is entitled to receive or be paid. Any amounts which, under this paragraph 11, are the responsibility of Shuffle Master and which are unpaid by Shuffle Master when due or when requested by LP, shall reduce the amount of the EPT Revenues Shuffle Master is entitled to retain. Additionally, LP shall, at its own expense, fully cooperate with Shuffle Master and any gaming regulatory authorities with respect to obtaining and maintaining the necessary Product Approvals in any of the aforestated jurisdictions. Further, in the event LP is required to obtain any other gaming or regulatory licenses, approvals or permits, or is otherwise required to be licensed or found suitable, LP shall be required to pay for all costs and fees associated with obtaining and maintaining such licenses, approvals and permits, or in connection with being licensed or otherwise found suitable, including all costs and fees for investigations.

     12. Remedies and Limitation of Actions.

          a. Upon any breach of this Agreement (and after any applicable cure period, if any, specified in this Agreement, with respect to such breach), and, subject to the terms and conditions of, and except as otherwise limited in this Agreement, the non-breaching party shall be entitled to all rights and remedies provided under the laws of the State of New York, including injunctive relief.

          b. No action, regardless of form, arising out of the transactions contemplated herein or the breach of the provisions hereof may be brought by either party more than three (3) years after the cause of action has occurred, unless the right to bring the cause of action has been concealed from a party due to fraud or deceit, in which case the party will have three (3) years after it discovered the fraud or deceit.

          b. Nothing in this paragraph 12 shall reduce or modify Shuffle Master's or LP's termination rights under any provisions of this Agreement.

     13. Representations and Warranties of LP et. al. LP hereby represents and warrants to Shuffle Master each of the following:

          a. Subject to Shuffle Master's rights herein, and except for the Existing Distribution Agreement and any Existing Customer Agreements as of the Effective Date, LP is the sole and exclusive, owner of all right, title and interest in and to the EPTs and the EPT IP for Legal Gaming Venues, and there are no liens, claims or encumbrances (collectively "Encumbrances") on either the EPT or the EPT IP, nor any licenses to the EPT or the EPT IP, other than to Shuffle Master herein, or as otherwise disclosed in Exhibit G.

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          b. Subject to Shuffle Master's rights herein, and except for the
Existing Distribution Agreement and any Existing Customer Agreements, LP has not granted and will not grant; x) any distribution rights to either the EPT or any of the EPT IP in the Territory to Legal Gaming Venues; or y) any license to either the EPT or any of the EPT IP in the Territory to Legal Gaming Venues that is inconsistent or in conflict with any of the rights granted herein to Shuffle Master;

          c. LP has the unrestricted corporate right, power and authority to enter into this Agreement and to fulfill and perform all of its obligations hereunder, and neither the execution and delivery of this Agreement, nor the consummation of the actions contemplated herein: (i) violates any provisions of its articles of incorporation, corporate bylaws, operating agreement, management agreement, or other corporate documents; (ii) violates, conflicts or is inconsistent with, or constitutes a default under any contract to which it is a party; or (iii) requires the approval or consent of any third party;

          d. Except as described (including the attachment of any relevant letters or correspondence in Exhibit H, there are no pending or threatened, nor any basis therefore, litigation claims against the EPT or the EPT IP, or against LP which could materially adversely affect the Shuffle Master's rights under this Agreement;

          e. During the Term, LP will take no action that is inconsistent or in violation or conflict with the rights granted herein to Shuffle Master;

          f. Neither Isaacson Communication, Inc.; dba WorldClips Stock Footage, Gary Isaacson or any successor or heir to any of the foregoing has any right, title or interest in the name "Lightening Poker."

          g. The representations, warranties, covenants and agreements made herein are intended, among other things, to allocate the economic costs and the risks inherent in the transactions contemplated hereby between the parties and, accordingly, a party shall be entitled to the remedies and indemnifications provided in this Agreement by reason of any breach of any such representation, warranty, covenant or agreement by another party notwithstanding whether any employee, representative or agent of the party seeking to enforce a remedy knew or had reason to know of such breach;

          h. Subject to each of Shuffle Master's rights in, and LP's obligations under, this Agreement nothing in this Agreement shall be construed to mean that LP has in any way impaired its right to sell LP, provided that any such sale is subject to Shuffle Master's rights in and under, and LP's obligations under, this Agreement.

     14. Representations and Warranties of Shuffle Master. Shuffle Master hereby represents and warrants to LP each of the following:

          a. Shuffle Master is a corporation duly organized, validly existing, and in good standing under the laws of Minnesota.

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          b. Shuffle Master has the unrestricted corporate right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, and neither the execution and delivery of this Agreement, nor the consummation of the actions contemplated herein: (i) violates any provisions of its articles of incorporation, corporate bylaws or other corporate documents;
(ii) violates, conflicts with, or constitutes a default under any contract which it is a party; or (iii) requires the approval or consent of any third party.

     15. Indemnification.

          a. LP Indemnification: LP hereby indemnifies, holds harmless and agrees to defend, at its own expense, Shuffle Master and Shuffle Master's officers, directors, employees, contractors, agents, licensors, licenses and end users, (collectively, "Shuffle Master's Representatives" from and against any claim, liability, loss, suit, damage, action or proceeding (including, without limitation, without limitation, any attorneys fees (each, a "Loss") if the Loss arises out of, results, or relates to any breach or claim of breach, whether made by a third party or otherwise, of any representation, warranty, covenant, agreement or obligation of or made by LP in this Agreement or in any Customer Agreement. LP agrees to pay any Loss as incurred by or alleged against any Shuffle Master Representative, and if LP fails to do so when due, Shuffle Master may deduct any such Loss from any amounts otherwise due LP. The indemnification in this paragraph 15(a) does not cover a loss relating to any Third Party Intellectual Property, which has Loss and indemnity that shall be covered by the terms of paragraph 15(d) hereof.

          b.(i) Shuffle Master Indemnification for Breach of Obligations Under this Agreement: Shuffle Master hereby indemnifies, holds harmless and agrees to defend, at its own expense, LP and LP's officers, directors, employees, contractors, agents, and licensors collectively, "LP's Representatives" from and against any Loss to LP if such Loss arises out of, results or relates to any breach or claim of breach made by third party, of any agreement or obligation of or made by Shuffle Master in this Agreement. Shuffle Master agrees to pay any such Loss as incurred by or alleged by a third party against any LP Representative, and if Shuffle Master fails, to do so when due, LP may deduct any such Loss from any amounts otherwise due Shuffle Master.

          b. (ii) Shuffle Master Indemnity for Breach of Representations Under the Agreement: Shuffle Master agrees to indemnify a LP Representative to the extent that such LP Representative actually suffers a direct financial loss (a "Direct Financial Loss") as a result of a final adjudication or, pursuant to paragraph 12(c), a final settlement of any litigation or proceeding, to the extent that such Direct Financial Loss arises or results from or is related to any breach by Shuffle Master of any representation or warranty of Shuffle Master set forth in this Agreement. Shuffle Master agrees to pay any Direct Financial Loss when incurred by LP, and if Shuffle Master fai1s to do so when due, LP may deduct any such Direct Financial Loss from any amounts otherwise due Shuffle Master.


          c. Procedure: Each party's indemnification obligations under subparagraphs (a) and (b)(i) of this paragraph shall be subject to: (i) the indemnifying party receiving reasonably prompt written notice in reasonable detail of the existence of any Loss from the indemnified party; (ii) the indemnifying party at its option, but subject to the other provisions of this

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Agreement, sole control of the defense of any action, proceeding, litigation, claim or obligation (collectively "Action") relating to the Loss, and any related settlement negotiations and the right, at its own cost and expense, to compromise, settle or consent to the entry of a judgment with respect to such Loss; provided, however, that the indemnifying party shall not do so without the prior express written Consent of the indemnified party if such compromise, settlement or judgement (w) materially diminishes the indemnified party's rights under this Agreement or seeks to impose additional obligations on the indemnified party; (x) arises out of or is a part of any criminal action, suit or proceeding; (y) contains a stipulation or admission or acknowledgement of any liability or wrongdoing (whether in contract, tort or otherwise) on the part of the indemnified party; or (z) if any settlement causes any risk or jeopardy to any of Shuffle Master's regulatory or gaming licenses or approvals. The indemnified party shall have the sole right to select the counsel to be retained by the indemnifying party (said counsel to report to both the indemnifying, and indemnified parties all material activities related to the Loss), to defend the indemnified party, provided such counsel is experienced in handling the type of legal issues related to the Loss, and further subject to the indemnifying party's reasonable approval, with all of said counsel's fees and costs being the sole responsibility of the indemnifying party; (iii) the indemnified party being permitted to also hire counsel of its choice at its own expense to participate in, but not control the defense of any Action relating to the Loss (without same reducing the indemnifying party's indemnity obligations hereunder); and (iv) the indemnifying party receiving the reasonable cooperation of the indemnified party in the defense of any Action related to the Loss.

          d. Intellectual Property-Additional Indemnification

          (i) LP Indemnification. LP hereby indemnifies, holds harmless and agrees to defend, at its own expense, any Shuffle Master Representative from and against any Loss if the Loss arises out of, results from, or relates to any breach, claim of breach, allegation or assertion by a third party that the EPT infringes, violates, or misappropriates any patent, trademark, trade dress, copyright, trade secret or other proprietary interest of such third party ("Third Party Intellectual Property").

          (ii) Procedures for Third Party Intellectual Property Claims. In the event of any allegation of infringement or misappropriation of Third Party Intellectual Property or any claim, action, suit or proceeding based thereon (an "Allegation") Shuffle Master shall promptly notify LP of such Allegation in writing; provided that a delay in or failure to provide such notice shall not relieve LP of its obligations under paragraph 15(d), except and only to the extent LP is materially and actually prejudiced by such failure or delay. LP, at its sole expense, shall assume the defense thereof, (with Shuffle Master being regularly informed as to all material activities regarding the Allegation), including the employment of counsel of its own choosing, which counsel must be experienced in litigating gaming intellectual property matters, and be reasonably acceptable to Shuffle Master. LP shall promptly commence efforts to settle or defend against such Allegation and Shuffle Master shall reasonably cooperate, at LP's expense, with LP in such settlement or defense. LP shall reimburse Shuffle Master for any reasonable out-of pocket costs or expenses incurred in providing information and assistance in connection with the settlement or defense of such Allegation. Shuffle Master may participate in (but not control) the defense of any suit, action or proceeding using its own counsel at its own expense. If LP fails to

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

assume its defense obligations under this paragraph 15(d) within a reasonable and timely time, after having received written notice of any Allegation, Shuffle Master may have its own counsel defend any such matter and have all costs related to such defense borne by LP. In no event shall LP compromise, settle or consent to the entity of judgment with respect to a Loss, without the prior expert written consent of Shuffle Master, if such compromise, settlement or judgment: (w) materially diminishes Shuffle Master's rights under this Agreement or seeks to impose additional obligations on Shuffle Master's; (x) arises out of or is a part of any criminal action, suit or proceeding (y) contains a stipulation or admission or acknowledgement of any liability or wrongdoing whether in contract, tort or otherwise) on the part of Shuffle Master's; or (z) if any settlement causes any risk or jeopardy to any of Shuffle Master's regulatory or gaming licenses or approvals.

          (iii) Determination of Infringement or Misappropriation. If the EPT is held to infringe or misappropriate Third Party Intellectual Property, or if LP reasonably believes such infringement is likely, LP will use commercially reasonable efforts to, at its option and its expense, (i) procure for Shuffle Master the right to distribute the EPT free of any such liability for infringement or misappropriation or (ii) replace or modify the EPT with a non-infringing substitute. If neither (a) nor (b) is available under commercially reasonable terms, LP shall have the right to terminate this Agreement upon written notice to Shuffle Master. Any such termination of the Agreement shall not reduce or modify any of LP's indemnification and defense obligations hereunder. LP agrees not to use any Third Party Intellectual Property issues as a pretext, for other reasons, to attempt to terminate this Agreement.

          (iv) Combinations or Modifications. Notwithstanding any other provisions of this paragraph 15(d), LP shall have no liability for any infringement or indemnification: (x) of any item not manufactured, developed or provided by LP and which is used in connection with the EPT but is not part of the EPT: or (y) of any modification of the EPT, post-delivery to Shuffle Master, by Shuttle Master or a third party, which modification has not, was not or is not approved by LP.

          (v) Limitation. THIS PARAGRAPH 15(d) CONTAINS THE SOLE AND EXCLUSIVE LIABILITY OF LP TO SHUFFLE MASTER FOR INFRINGEMENT OR MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY IN CONNECTION WITH THE EPT, WHETHER DIRECT OR CONTRIBUTORY, AND IS IN LIEU OF THE WARRANTY AGAINST INFRINGEMENT SPECIFIED IN THE UNIFORM COMMERCIAL CODE.


          (vi) The indemnification set forth in this paragraph 15(d) is in addition to LP's indemnification as set forth in paragraph 15(a).

          e. In no event shall either party's indemnity under either paragraph 15(a) or 15(b) include any liability for a party's consequential damages or lost profits. This paragraph 15(e) shall not apply to LP's indemnity under paragraph 15(d) hereof or to claims by third parties.

     6. Harrah's. LP acknowledges that Harrah's may seek a royalty in the event that an EPT is supplied with Harrah's WSOP brand, even if the EPTs supplied to others do not contain the

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

WSOP. Further, in the event that Harrah's seeks a royalty in connection with its WSOP brand, then any such royalty agreed to by LP shall be shared and paid [***] by LP and [***] by Shuffle Master.

     17. Investment. No later than six (6) months after the later of the Effective Date or the first installation by Shuffle Master under this Agreement of a revenue-generating EPT, Shuffle Master shall have the sole option to elect to invest $1,000,000 in LP in exchange for a 10% equity ownership in LP, which equity ownership shall be fully dilutable, and further, in the event of such investment, Shuffle Master have the right to have one (1) director elected to LP's board of directors for as long as Shuffle Master maintains such equity ownership, provided that in the event of an IPO or other registered public distribution of LP's voting stock, Shuffle Master shall only have the right to have one director nominated by the board of directors of LP for election by LP's shareholders. Such option shall be exercisable by Shuffle Master by delivering written notice thereof to LP (the "Election Notice") prior to the end of such six (6) month period. The closing of the investment shall take place at the offices of LP within thirty (30) days after LP's receipt of the Election Notice. At the closing, Shuffle Master shall deliver $1,000,000 to LP in immediately available funds and LP shall deliver a certificate or certificate for the shares of stock purchased by Shuffle Master, registered in the name of Shuffle Master. Shuffle Master acknowledges that the shares of stock to be purchased by it pursuant to this paragraph will be subject to the restrictions on transfer arising under Federal and state securities laws.

     18. LP Buyout. In the event that LP receives an Acquisition Offer within twelve (12) months after the Effective Date, LP shall not consummate such Acquisition Offer without first complying with the provisions of this paragraph
18. For purposes of this paragraph 18, the term "Acquisition Offer" means an offer to acquire LP by means of merger, consolidation, the acquisition of 50% or more of LP's assets, or the purchase or issuance, of 50% or more of LP's outstanding capital stock.

          a. In the event LP receives an Acquisition Offer within twelve (12) months after the Effective Date it intends to consummate, it will provide Shuffle Master with notice (the ("Acquisition Offer Notice") of its receipt of the Acquisition Offer and its material terms.

          b. Shuffle Master shall have the right to acquire LP upon the terms and conditions described in the Acquisition Offer Notice by delivering to LP, no later than twenty (20) days after its receipt of the Acquisition Offer Notice, an offer to acquire LP upon the same or substantially the same material terms and, in no event, worse financially to LP, than in the Acquisition Offer, including any contingencies or conditions, set forth in the Acquisition Offer Notice (the "Shuffle Master Offer").

          c. If Shuffle Master fails to provide LP with a timely and conforming Shuffle Master Offer or fails to complete the acquisition of LP within the time period set forth in the Acquisition Offer Notice, LP may complete the transaction set forth in the Acquisition Offer Notice with the party submitting the Acquisition Offer (the "Offeror") upon terms no more favorable to the Offeror than those set forth in the Acquisition Offer Notice within six (6) months from the date of the Acquisition Offer Notice.

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     19. IPO. In the event that LP proposes to make a registered initial public offering of its capital stock (an "IPO") within the first 12 months after the Effective Date, Shuffle Master shall have the option, at its sole election, to purchase up to 20% of the number of LP's shares set forth in the preliminary prospectus included in the registration statement filed for the IPO, at a 15% discount to the actual IPO price. LP shall provide Shuffle Master with written notice of its intent to file a registration statement for the IPO no later than fifteen (15) days prior to the date of such filing. To exercise the right provided by this paragraph, Shuffle Master must provide LP with a binding offer, at least one (1) week prior to the closing of the IPO, to purchase such number of shares, subject only to the completion of the IPO.

     20. Additions to the EPT. Shuffle Master shall have the right to place its own games on the EPT, the cost of which (the "Porting Costs") shall be fully recovered by Shuffle Master from the first revenues generated by or derived from any such EPT; thereafter, Shuffle Master shall retain [***] of all incremental revenues attributable to any Shuffle Master games and pay [***] to LP. LP shall also have the right to add its own games to the EPT, all of which such Porting Costs shall be borne entirely by LP.

     21. Trademarks. LP grants to Shuffle Master during the Term and for Legal Gaming Venues, an exclusive, non-transferable (except as otherwise permitted by paragraph 24(1) hereof, royalty-free, fully paid-up license and right to use LP's trademarks and trade dress in connection with the marketing and distribution, leasing of the EPTs. Shuffle Master shall use such trademarks and trade dress in accordance with LP's written instructions. Shuffle Master shall use such trademarks and trade dress (as applicable) on all EPTs and in all brochures and advertisements for the EPT.

     22. License to LP Platform. LP shall grant Shuffle Master a license to LP's platform technology, pursuant to a separate written license agreement.

     23. Confidential Information

          a. Confidentiality. Each Party acknowledges that by reason of its activities hereunder it may have access to the confidential information of the other party, including the technology for the EPT and related intellectual property, which is the confidential and proprietary information of one of the parties hereto, ("Confidential Information"). The Confidential Information is of substantial value to the party which owns the Confidential Information and the parties acknowledge that such value would be impaired if the Confidential Information were disclosed to other parties. Each party agrees to not disclose the Confidential information to any third party and to protect the confidentiality of the Confidential Information with the same degree of care it uses to protect its own confidential and proprietary information, but in any event, with no less than reasonable care. The recipient party agrees that it will not use the Confidential Information of the other party for any purpose other than performing its obligations under this Agreement.

          b. Exceptions. The provisions of paragraph 23(a) shall not apply to any Confidential Information which:

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          (i) was, is or becomes part of the public domain through no breach of this paragraph 23 by the recipient party;

          (ii) was or is in the possession of the recipient party without any obligation of confidentiality or restriction of use at the time such Confidential Information was disclosed to said party;

          (iii) was or is received by the recipient party, without restriction, from a third party which has the right to disclose it to the recipient party free of restriction on disclosure or use; or

          (iv) must be disclosed by process of law; provided that prior to disclosing any Confidential Information pursuant to any process of law, the relevant party shall provide the other party with reasonable advance notice of such requirement and shall cooperate with said other party in seeking to protect the confidentiality of any information which must be disclosed; further provided that no advance notice must be provided if such disclosure is requested by a gaming regulatory authority; or

          (v) if the recipient party has developed or subsequently develops a game or technology without any use of the Confidential Information.

     24. Miscellaneous.

          a. Nature of Relationship. In no event shall LP or Shuffle Master be or be deemed to be the partner, joint venturer, fiduciary, or agent of the other, and LP shall not have the right to bind Shuffle Master, nor shall LP represent to any third party anything to the contrary, unless mutually agreed to in writing by Shuffle Master and LP.

          b. [Intentionally Omitted]

          c. Deduction by Shuffle Master. In the event either party is required or obligated hereunder to pay any amount to the other party or to a third party and it fails to do so in a timely manner, then, in addition to its other rights and remedies, then the recipient party shall have the right, but not the obligation to pay such amount and then deduct same from the other party's share of EPT Revenues otherwise due it pursuant to paragraph 6(a) and retain same as it own property.

          d. Due Diligence on LP. Due to the highly regulated nature of Shuffle Master's business, both prior to and after execution of this Agreement, Shuffle Master shall have the right to perform such due diligence on LP as may be required by any gaming regulators in those jurisdictions where Shuffle Master possesses any licenses, or such due diligence as Shuffle Master believes it is required to conduct. Both prior to and an ongoing basis, LP shall fully and reasonably cooperate with Shuffle Master related to such due diligence. Notwithstanding any of the provisions contained in this Agreement to the contrary, Shuffle Master shall have the right to immediately terminate this Agreement if LP takes any action or fails to take any action that

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jeopardizes any of Shuffle Master's gaming licenses, approvals or permits, or if
LP fails to cooperate with Shuffle Master related to such due diligence, or in the event that Shuffle Master's relationship with LP in any way jeopardizes or puts at risk any of Shuffle Master's gaming licenses, approvals or permits.

          e. No Implied Promises. Notwithstanding anything that may be contained in this Agreement, it is expressly agreed and acknowledged by LP, that Shuffle Master is not making and shall not be making herein any representations or warranties of any kind, whether expressed or implied, as to: i) the performance or marketing of the EPT; ii) the number of placements of the EPT; iii) any revenues or EPT Gross Revenues generated, earned or received, if any, or iii) as to any other issue or matter. LP hereby acknowledges the foregoing, and that, Shuffle Master is also offering for sale, selling, leasing, licensing, marketing, exploiting and installing other games and products (subject to Shuffle Master's agreement in paragraph 2 hereof that, during the Term and only while Shuffle Master's rights hereunder are exclusive, and provided LP is not in breach of this Agreement, it will not distribute any other electronic poker table product which is competitive to the EPT) similar to the EPT, including games which it owns and which have been acquired from third parties, as well as games that utilize its own intellectual property as well as the other intellectual property of third parties, and that nothing in this Agreement shall require Shuffle Master to give any special treatment or priority to the EPT. LP hereby also acknowledges that all marketing, sales and, subject to the mutually agreed upon prices set forth in this Agreement, pricing decisions relating to the EPT shall be made in the sole discretion of Shuffle Master, that the ultimate success of the EPT shall be determined by the marketplace, and that Shuffle Master has not made and is not making any representations, warranties or promises (expressed or implied) about the EPT's marketing or performance, or that this Agreement or LP's relationship with Shuffle Master will generate any specific amount of revenues, EPT Revenues, royalties, or any amounts, at all.

          f. Modification. This Agreement may be modified or amended only by a writing signed by both Shuffle Master and LP.

          g. Governing Law and Forum. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws. This Agreement shall be deemed to be a contract made and entered into in the State of New York. In the event of any dispute between any of the parties that cannot be resolved amicably, the parties agree and consent to the exclusive jurisdiction of an appropriate state or federal court located, if LP is the defendant, within the State of Pennsylvania, and if Shuffle Master is the defendant, within the state of Nevada, to resolve any such dispute.

          h. Severability. It is agreed and understood by the parties hereto that if any provision of this Agreement should be determined by an arbitrator or court to be unenforceable in whole or in part, then this Agreement shall be deemed modified to the minimum extent necessary to make it reasonable and enforceable under the circumstances, and the arbitrator or court shall be authorized by the parties to reform this Agreement in the least way necessary in order to make it enforceable and consistent, to the maximum extent possible, with the original intent of the parties.

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          i. Waiver of Breach. The waiver by either Shuffle Master or LP of any breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either Shuffle Master or LP. No delay or omission in the exercise of any power, option or remedy either expressly available hereunder or with respect to the breach of any of the provisions hereof shall impair or affect either party's right to the exercise thereof or the pursuit of available remedies therefore.

          j. Notices. All notices shall be made in writing signed by the party making the same and shall be deemed given or made: i) on the date delivered if delivered in person; ii) on the date initially received if delivered by telecopy transmission followed by registered or certified mail confirmation; iii) on the date delivered by an overnight courier service; or iv) on the third business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) to the parties or their permitted assignees at the addresses indicated above (or at such other addresses as shall be given in writing by either of the parties to the other).

          k. Assignment; Change in Control. Shuffle Master shall not have the right to assign, sublicense or transfer its rights, duties or obligations under this Agreement without the prior written consent of LP, which consent shall not be unreasonably withheld, except that Shuffle Master shall, subject to LP's rights, duties and obligations in or under this Agreement and the continued validity of this Agreement upon its terms and conditions, have the right to assign, sublicense, or transfer its rights, duties or obligations under this Agreement, or any portion hereof, without any consent of LP, to any: i) current or future subsidiary, sister company, Affiliate or joint venture entity in which Shuffle Master has at least a 50% ownership interest or control; ii) acquirer of at least 50% of the stock, voting interests or assets of Shuffle Master; iii) joint venturer, partner or "strategic alliance" entity of or which is associated with Shuffle Master and which Shuffle Master has at least a 50% ownership interest or control; or iv) entity which acquires, licenses, or otherwise has obtained the rights to at least 50% of Shuffle Master's electronics game line of business; and, in any of such events, this Agreement shall remain in full force and effect. In addition, as set forth in paragraph 5(c) above, Shuffle Master shall have the right, but not the obligation, to terminate this Agreement if there is a Change in Control in LP. For purposes of this Agreement, Change in Control shall mean any sale, acquisition, merger, disposition or similar transaction involving either: w) a change in ownership or control of either at least 50% of the assets of LP or at least 50% of the shares or other voting instruments of LP; x) the EPT; y) any of the EPT IP; or z) any assignment, sublicense or other transfer of any of LP's rights, duties or obligations under this Agreement. LP shall have no right to terminate this Agreement based on any Change in Control of either Shuffle Master or LP. Subject to each of Shuffle Master's rights in or under this Agreement, the terms and conditions of this Agreement, and the continued validity of this Agreement, LP shall have the right to assign, sublicense, or transfer its rights, duties or obligations under this Agreement, without the consent of Shuffle Master, provided that such assignee, sublicensee or transferee: i) agrees to be bound by each term and condition of this Agreement; and ii) immediately cures any breach of LP at the time of such assignment, sublicense, or transfer. For purposes of this Agreement, an "Affiliate" of a person or entity means any other person or entity controlling, controlled by, or under common control with such person or entity and for the purposes of such definition, the terms "control" "controlling," "controlled by," and "under common control with," means the possession, direct or

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indirect, of the power to direct the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise, or the ownership or control of at least 50% of the stock, assets, management, or voting interests of such person or entity.

          1. During the Term, LP shall never impose, nor allow to be imposed, any Encumbrances, of any kind on either the EPT or the EPT IP, at any time, which Encumbrance, in any way, prejudices, reduces or modifies Shuffle Master's rights herein. Any Encumbrance on either LP, the EPT or the EPT IP shall, in all cases, be subject to Shuffle Master's rights in or under this Agreement. Shuffle Master shall have the right to make filings on the public record, including UCC filings, which provide notice to third parties of its rights under this Agreement. Notwithstanding the first two sentences of this paragraph 24(1), LP shall have the right to place an Encumbrance on the EPTs and the EPT IP, which Encumbrance prejudices, reduces or modifies Shuffle Master's rights hereunder only under the following circumstances: i) such Encumbrance is insisted upon as a requirement of any financing by a financial lender (as opposed to a strategic lender or investor) to LP; and ii) prior to agreeing to any such Encumbrance, LP provides written notice to Shuffle Master and a period of ten (10) days for Shuffle Master to either match the material terms of such financial lender of convince such financial lender not to impose any such Encumbrance.

          m. No Implied Obligations. There shall not be any implied obligations, covenants or agreements of either party to the other, whether at law or in equity, or otherwise under this Agreement. The only obligations, covenants or agreements one party has to another, if any, are those expressly set forth in this Agreement.

          n. Entire Agreement. This Agreement (including any Exhibits) is the entire agreement of the parties hereto concerning the subject matter hereof and supersedes and replaces in its entirety any oral or written existing agreements or understandings between Shuffle Master and LP relating generally to the same subject matter. Shuffle Master and LP hereby acknowledge that there are no agreements or understandings of any nature, oral or written, regarding the EPTs, apart from those contained in this Agreement, and LP acknowledges that no promises or agreements not expressly contained in this Agreement have been made or offered by Shuffle Master. There are no implied promises, agreements, obligations or covenants which are a part of this Agreement.

     IN WITNESS WHEREOF, Shuffle Master and LP have executed this Agreement on the date indicated below.

SHUFFLE MASTER, INC.                         Lightning Poker, Inc.
("Shuffle Master")                           ("LP")
By:                                          By:
   ---------------------------                   ---------------------------
     an authorized signatory                       an authorized signatory
Print Name:_______________________           Print Name: Brian Haveson
Title:____________________________           Title:CEO
Date: ____________________________           Date: 1/25/07

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                                    EXHIBIT A
                  Lightning Poker Intellectual Property Summary

Trademark protection:

PokerMatic has received a Notice of Allowance for the mark "Lightning Poker," in International Class 028 has issued and only a Statement of Use needs to be filed to complete registration.

Design Patent Allowances:

29/254,445: Electronic Poker Table

The filing claims an ornamental design for an electronic poker table, specifically its hexagonal shape. This design is advantageous because the corner player terminals are at perfect angles from the center monitor, allowing for equal viewing angles for all participants as well as an increased playing surface for additional comfort for each player.

29/256,125: Electronic Poker Table

The filing claims an ornamental design for an electronic poker table, specifically its oval shape.


Utility Patent under Assignment:

US 6,626,757: Poker Playing System Using Real Cards and Electronic Chips

A system is presented to facilitate more efficient poker gaming between a dealer and multiple players at a gaming table, through the use of a central processor for all gaming functions related to wagering and player actions, as well as table management by the game operator. Specific game enhancements include: a more efficient and faster rate of play, improved dealer efficiency, and greater table management ability through electronic table monitoring by the table operator.

An electronic gaming table for at least two players comprising individual terminals, a central processing unit connected to each individual player terminal, and a common display area visable to all players at said table. Additionally, networked gaming between tables and tournaments are discused as well as the application of offering side games to individual players at their respective terminals. The United States Patent and Trademark Office has disallowed the application. The Company may decide to refile an amended application.

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Provisional Utility Patent Applications:

PKR-00l: "Electronic Playing Card Covering System"

A method, system, and software are presented by which a player's hand, engaged in a game at an electronic gaming table, can be hidden from view from surrounding players or viewers, yet is still able to be viewed by the respective player in question. In particular, in games such as poker, wherein secrecy is essential for proper play and betting, allows players to benefit greatly by ensuring their cards are only in view for each respective player.

PKR-002: "Amusement Gaming System"

A method, system, and software are presented by which a player engages in casino-like games for amusement type purposes. In the gaming system, additional features related to player tracking, customizable gaming rate controls, jurisdictional rules database for intra-state gaming, as well as tournament management and sponsorship are disclosed. The system allows for restaurants and bars to establish amusement games and tournaments without violating state gambling laws.

PKR-003: "Multiple Gaming"

A method, system, and software are presented by which a player, engaged in a game at an electronic gaming table, can request an additional hand, and/or request participation in another electronic game. In particular, a player can request an additional hand or game; specifically selecting from an additional hand at the current table he/she is playing at (or home table), an additional hand at a remote table or a hand at a virtual table.


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                                    EXHIBIT B

LIGHTNING POKER TM TEXAS HOLD'EM Game rules and standards of play

Lightning Poker TM Texas Hold'em follows traditional Texas Hold'em rules (shown below) except that the game is played electronically through individual player touch screen monitors and with virtual cards and chips. Lightning PokerTM does not allow a player to act until it is his/her turn. In addition to the individual player touch screens, there is a common center screen, which displays the community cards, pot size and other Texas Hold'em information. Lightning PokerTM Texas Hold'em rules are noted below;

Lightning Poker TM Texas Hold'em Rules (written description only)


Texas Hold'em is a community card poker game that is played with a standard 52-card deck. The game starts to the left of the dealer button. The blind bet(s) are made from the position(s) left of the dealer button and are forced bets, which must be made before the cards are dealt. Two cards (hole cards) are dealt to each player, one at a time, face down, in rotation. This is followed by the first round of betting. A player may check, bet, call, raise or fold.

Three cards (the flop) are then dealt face up in the middle of the table as Community cards (board cards) and the second round of betting occurs. The fourth community card is dealt face up (the turn), followed by the third round of betting. The final community card (the river) is dealt face up and followed by the fourth (final) round of betting.

At the showdown, each player may use any combination of the hole cards and community cards, or may play the board and use no hole cards to make the highest-ranking five-card poker hand. The player with the highest-ranking five-card poker hand wins the pot. In the event of a tie, the pot is split equally.

Lightning Poker TM Texas Hold'em Rules (written description with visuals)

To initiate a game, Players receive two down cards as their personal hand (hole cards), after which there is a round of betting. Three board cards are turned simultaneously (called the flop) and another round of betting occurs. The next two board cards are turned one at a time, with a round of betting after each card. The board cards are community cards, and a player can use any five-card combination from among the board and personal cards. A player can even use all of the board cards and no personal cards to form a hand ("play the board"). A dealer button is used. The usual structure is to use two blinds, but it is possible to play the game with one blind, multiple blinds, an ante, or combination of blinds plus an ante.

Rounds of Betting

1. Opening deal -- Each player is dealt two cards face down, which are known as hole cards or pocket cards.

                                    [GRAPHIC]


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2. First round of betting Starting with the player to the left of the big blind, each player can call the big blind, raise, or fold. The big blind has the option to raise an otherwise unraised pot.

3, The flop -- The dealer burns a card, and then deals three community cards face up. The first three cards are referred to as the flop, while all of the community cards are collectively called the board.


                                    The Flop


                                    [GRAPHIC]


4. Second round of betting -- Starting with the player to the left of the dealer button, each player can check or bet. Once a bet has been made, each player can raise, call, or fold.

5. The turn -- The dealer burns another card, and then adds a fourth card face-up to the community cards. This fourth card is known as the turn card, or fourth street.


                             The Flop    The Turn


                                    [GRAPHIC]


6. Third round of betting -- It follows the same format as the second round, but the size of the bets have usually doubled in limit games.

7. The river -- The dealer burns another card, and then adds a fifth and final card to the community cards. This fifth card is known as the river card, or fifth street.


                       The Flop   The Turn   The River


                                    [GRAPHIC]


8. Final round of betting -- It follows the same format as the second and third rounds.


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9. The showdown -- Using the best five-card combination of their hole cards and the community cards, the remaining players show their hands, with the bettor or last raiser showing first. The highest five-card hand wins the pot. (In case of a tie, the pot is evenly split among the winning hands.)

"Standard" 52-card deck or other type of card deck.

A standard 52-card deck is used for this game. It is rendered electronically, rather than a physical deck of cards. A fully certified Random Number Generator
(RNG) is used to ensure that all electronically dealt cards are sufficiently randomized.

Dealing procedures.

A Lightning Poker game has exactly the same dealing procedures as a non-electronic poker table; it just does everything electronically. Each player is electronically dealt two cards down (hole cards) to their private LCD touch screen. By touching the screen over the cards (touch zone), the player can view their hole cards. A round of betting then happens. Just as in a non-electronic game, the "deal" is rotated around the table. An electronic "dealer button" is located in front of a player to denote that the player is the current dealer. Action before the "Flop" is started by the small and big blinds just like non-electronic play. Player always begins to the left of the current "dealer" and each player can either "bet", "raise" or "fold". If a player wants to "raise" the bet, they do so through a "touch" action on their private LCD touch screen. This action will cause virtual chips to be placed in the "pot'. The subsequent players must either match that raise ("call'), forfeit their hand ("fold") or increase the bet ("raise"), all through "touch" actions on their private LCD touch screen.

The Flop
Once the initial round of betting has finished, then three cards "The
Flop" are electronically dealt face up onto the "Community LCD Screen" in the center of the table. These cards represent the first three "community" cards shared by all players at the table who remain in the hand. At this point, each player has a five (5) card hand composed of their two (2) hole cards and the three (3) community cards. Another round of betting/raising/folding begins via the private LCD touch screens in front of each player.

The Turn
After all players have bet on "The Flop", a 4th community card is electronically dealt to the Community LCD Screen in the center of the table. This card is called "The Turn". Another round of betting/raising/folding begins via the private LCD touch screens in front of each player.


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The River
After all players have bet on "The Turn", a 5th and FINAL community card is electronically dealt to the Community LCD Screen in the center of the table. This card is called "The River". A final round of betting/raising/folding begins via the private LCD touch screens in front of each player. Once this round is complete, players reveal their two (2) hole cards. The player with the best five card poker hand is deemed the winner of this hand. The hand rankings to determine the winner are listed below beginning with the best possible hand, a "Royal Flush":

          1. Royal Flush
          2. Straight Flush
          3. Four of a Kind
          4. Full House
          5. Flush
          6. Straight
          7. Three of a Kind
          8. Two Pair
          9. One Pair
          10. High Card

Number of players in the game.

A Lightning Poker Table can hold a maximum of ten (10) players at one time with a minimum of two (2) players required to begin a game.

Description of how and when are house fees collected.

Collection or Rake rules will vary from card room to card room, but many follow similar rules where the collection rake/amount changes depending on the amount of players being dealt a hand. The trigger is how many players are dealt a hand. Lightning Poker provides flexibility for each card room to customize their particular rake rules for any limit game. Below is an example of a typical collection/rake on a 3-6 Limit Texas Hold 'Em game;

         1-3 players dealt a hand        $1.00 drop
         4-5 players dealt a hand         $2.00 drop
         6 players dealt a hand           $3.00 drop
         7-10 players dealt a hand        $4.00 drop (maximum)

The card rooms will be able to set the collection/rake rules indicating how much they will charge on a hand and what the maximum collection/rake will be. Variations can include these factors:
A charge if there is no "Flop"?
The amount of players that reach "The Flop"?
The amount may as a set amount or percentage of the Pot?
The maximum amount that can be collected/raked per hand?


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Lightning Poker provides each card room the ability to set up their own collection/rake rules.

Betting limits.

Betting limits vary and are set depending on the type of Texas Hold 'Em game being played. Control of the betting limits will be determined by what game the card room sets up on the table.

There are two (2) common betting limits including;

     1. No Limit Games -- This is a type of game where players are permitted to bet any amount (no limit) after the Big and Small Blinds are placed. As a note; most card rooms will allow a set maximum amount of money that any individual player can begin with in the game.

     2. Limit Games -- This is a type of game where players are permitted to only bet a "capped" amount. Just as in a non-electronic game, the cap determines the bet amount and there are three allowable raises per betting round.

Betting scheme.

     1. Checking, Raising and Folding is permitted in all games.

     2. "Limit Texas Hold 'Em" caps the bets and allows for three (3) raises per betting round.

     3. "No Limit Texas Hold 'Em" has no maximum bet and may allow for an unlimited number of raises

     4. In "heads up play" (two players), there may be an unlimited number of raises. This applies when the action becomes heads up BEFORE the raises have been capped. Once the raising has been capped, it cannot be uncapped on that round of betting.

     5. In limit play, an "All-In Bet" (players bet all her/his remaining money on table) of less than half a bet does not re-open the betting for any player who has already acted and is in the pot for all previous bets. An "All-In Bet" of half the capped bet or more is treated as a full bet, and other players may fold, call or make a full raise.

     6. Any bet must be at least the size of the previous bet or raise in that betting round, unless a player goes "All-In".

     7. All players must meet the total amount of their blind obligations every round they play. The dealer button always moves forward and the blinds adjust accordingly.

Description of how winners are determined and paid.

The winner is determined by whichever active player (player has not folded) has the best five-card poker hand after the fifth community card ("The River") has been dealt and the final round of betting has been completed, or by a player being the only active player left in a hand (all other players have folded their hands).



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Payments are transferred automatically to the winning player's account, and the system keeps a running total of all losses or winning for all players. When a player wishes to leave the table and "cash out" their winnings or remaining monies, they touch "Leave Table/Cash Out" on their private LCD Touch Screen. The player then returns to the Lightning Poker Cash Station where they created their player account. The player provides card room cashier their account card and the cashier swipes their card to locate the player's cash balance and then pays the player their winnings or remaining cash balance.

Lightning Poker utilizes the patented Oneida II account based cash system to handle the entire cash process utilized as part of its product. The Oneida II system is certified and has been utilized in casinos (Turning Stone in Verona, NY) for close to a decade.

Description of a "round of play."

Once a player registers for a Lightning Poker game and is assigned to a specific Lightning Poker table, the player will swipe their account card at their private player station. This will activate a "Pin Pad" screen on their private LCD touch screen. Once the player types in her/his private Pin #, she/he will be able to play in the next available hand.

After a set amount of people sit down at a table (set by the card room but no less than two and up to ten players), the card room's poker floor person can begin play by activating the table directly at the table or from a PC.

To begin play, each player is dealt two (2) hole cards to their private LCD touch screen. After viewing their cards, a player can bet, check or fold

All players who want to stay in the hand must check or bet as play dictates at that moment.

Once the first round of betting is completed, Lightning Poker electronically deals three (3) community cards, known as "The Flop", on the community LCD center screen. The second round of betting now happens.

Once the second round of betting is completed, Lightning Poker electronically deals one (1) more community card, known as "The Turn", on the community LCD center screen. The third round of betting now happens.

Once the third round of betting is completed, Lightning Poker electronically deals one (1) final community card, known as "The River", on the community LCD center screen. The fourth and final round of betting now happens. Upon completion of the final round of betting, active players now show their hole cards to determine the player with the best five-card poker hand. This player is determined as the winner and the pot is awarded to this player.

The next hand now begins.


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Description of the type of gaming table utilized for this game.

The Lightning Poker table is approximately 86" (length) by 68" (width) by 30" (height). It is octagonal in shape (design patent is filed and attached) and has ten (10) player stations each with a twelve inch private touch screen monitor and card reader in front of them. There is a 45 inch community LCD center screen located in the center of the table.

Other equipment used.

Lightning Poker utilizes the following required equipment for game play;
     o   The Lightning Poker table
     o   Three (3) computer servers to operate the game
     o   A Random Number Generator to electronically and randomly deal the cards
     o Poker Floor Person Management software which can be operated at the table or on a PC

Glossary of terms used in the controlled game.

Glossary

ACTION:            A fold, check, call, bet or raise by a player

ALL IN: A bet that has put all of a player's money/chips into the pot.

ANTE: A required bet posted before the start of a hand by all players

BET: The act of placing an amount of money or chips into a pot by a player

BIG BLIND:         The largest blind bet in a game

BLIND:             A required bet made before cards are dealt

BLUFF: To bet an inferior hand, attempting to eliminate all opponents

BOARD:             The 5 communal cards in Hold'Em format games

BURN CARD:         After the initial round of cards is dealt, the first card off the deck in each round that is placed under a chip in the pot, for security purposes. To do so is to burn the card; the the card itself is called the burn card.

BUTTON: A player who is designated dealer position marked by a dealer button

BUY-IN: The minimum amount of money required to enter any game, usually five times the maximum bet.

CAGE: A cashier's window located in a casino where chip or money transactions take place.

CAPPED: This term describes the situation in limit poker where the maximum number of raises on. the betting round has been reached.

CHECK: To waive the right to initiate the betting in a round, but to retain the right to act if another player initiates the betting.


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CHECK-&-RAISE:     To waive the right to bet until a bet has been made by an
                   opponent, and then to increase the bet by at least an equal amount when it is your turn to act

COMMUNITY CARDS:   The cards dealt lace up in the center of the table that can be used by all players to form the best hand in the games of Hold'Em and Omaha.

COMPLETE THE BET:  To increase an all-in bet or forced bet to a full bet in limit Poker

DEAD MONEY:        Chips that are taken into the center of the pot because they are not considered part of a particular player's bet.

DEALER BUTTON:     A flat disk that indicates the player who would be in the
                   dealing position for that hand (if there were not a house dealer). Also know as "the button".

DECK: A collection of playing cards for Texas Hold'Em. The deck Consists of normal 52-card deck.

DOWNCARDS:         Cards that are dealt facedown in a stud-format games.

FIXED LIMIT:       In limit poker any betting structure in which the amount of the bet on each particular round is predetermined and does not vary.

FLOORPERSON:       A casino employee who seats players and makes decisions.

FLOP: In Texas Hold'Em, the three community cards that are turned simultaneously after the first round of betting is complete.

FOLD:              To throw a hand away and relinquish all interest in a pot.

FOURTH STREET:     The first up card after the flop in Hold'Em (also known as the turn card).

FLUSH:             A poker hand consisting of 5 cards of the same suit.

FORCED BET:        A required wager to start the action on the first round of betting. FULL HOUSE: A hand consisting of three of a kind and a pair.

HAND:              (a) Five cards arranged to create a ranking in poker games or all of a player's cards on a particular hand.

                   (b) A single poker deal and the events that surround it, from the shuffle to the time a winner is determined.

HEADS-UP           PLAY: Only two players involved in play.

HOLECARDS:         The Cards dealt facedown to a player.

KICKER: The highest unpaired card that helps determine the value of a five-card poker hand.

MISSED BLIND:      A required bet that is not posted when it was your turn to do so.

MUCK:              (a) Cards that players discarded

                   (b) The unused portion of the deck and the cards that players have discarded, gathered facedown in the center of the table by the dealer.

NO-LIMIT:          A betting structure where the players are allowed to wager any or all of their chips in one bet.

OPENER:            The player who made the first voluntary bet.


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OPTION:            The choice to raise a bet given to a player with a blind.

PICTURE CARD:      A king, queen, or jack, also called a face-card or paint.

PLAYING THE        The use of all five community cards for your hand in
BOARD:             Hold'Em.

POSiTION:          (a) The distance from the blinds or the button for any hand

                   (b) The order in which you act in a particular hand.

POT: The total amount of money or chips being played for amongst players.

POT LIMIT:         The betting structure of game in which you are allowed to bet up to the amount of the pot

RAISE: To call a previous bet while making an additional bet simultaneously.

RAKE:              A fee charged for each hand dealt.

RERAISE: An increase in a wager at least the size of the previous bet which occurs after a raise.

RIVER CARD:        The final card in any poker game

SET:               Three of a kind. Also called trips.

SIDE POT:          A separate pot formed when one or more players are all-in.

SIT N GO           A type of tournament which is played on a sigle table until
TOURNAMENT:        there is one winner or an agreement is made between finalists to end the game.

SHOWDOWN:          The final act of determining the winner of the pot after all betting has been completed

SMALL BLIND:       The smallest blind in a game with multiple blind bets

SPLIT POT:         A pot that is divided among players, either because of a tie for the best hand or by agreement prior to the showdown

STRAIGHT:          Five consecutive ranks of any suit

STRAIGHT FLUSH:    Five consecutive ranks of the same suit

TABLE STAKES:      The amount of money that a player has on the table. This is the maximum amount that a player can lose or that anyone can win from said player on any one hand

TOURNAMENT:        A competition for players to determine whom is the best
                   player

TURN CARD:         The fourth community card in Texas Hold 'Em (also called
                   fourth street)

TRIPS:             Three of a kind. Also called a set.

WAGER:             A bet or a raise


                CONFIDENTIAL INFORMATION OF LIGHTNING POKER, INC.

[***] INDICATES THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. SUCH OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2.

                                    EXHIBIT C

                               CUSTOMER AGREEMENT


[***] INDICATES THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. SUCH OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2.

1 of 3 Pages

Shuffle Master, Incorporated
1106 Palms Airport Dr. Las Vegas, NV 89119
Phone: (702) 897-7150   Fax: (702) 897-2284


                              Shuffle Master, Inc.
                                 Lightning Poker
                                License and Lease
                                   Agreement

Contract Ref #_______________Customer $______________Issue Date:______________

Casino Name: ("Customer")
Address:
City, State, Zip:
Contact Name:
Title:
Contact Phone #                Fax #:

Account Executive:

AE Phone:
AE Cell:
AE Fax:


                                 Type of Action

Line  Qty  License/Lease  Product Description    Unit Price    Extended Price
Item                                             Monthly Rate  Ext. Monthly Rate

A
B
C
D
E

*PRODUCT LICENSE AND LEASE IS SUBJECT TO ALL TERMS AND CONDITIONS
LISTED ON PAGES 2 AND 3 OF THIS AGREEMENT

ALL LEASES/LICENSES ARE CANCELABLE WITH 30 DAYS WRITTEN NOTICE BY EITHER PARTY

Other Terms and Conditions:



Total Monthly Amount Lease Payments US$


This agreement is pending approval based on Shuffle Master Inc.'s internal Credit and Collections Policy.

Pricing reflected on this sales agreement is valid for a period of 3O days from the date of issue.

Payment terms: due on receipt of invoice.

Approximate date of equipment delivery: Eight (8) to twelve (12) weeks upon receipt of signed Agreement and Regulatory Approval.

Shipping: FOB Origin. *Shipping/Handling Taxes, and any applicable duties will be added to invoice.

This Agreement consists of the terms and conditions on pages 1 through 3 of this Agreement.

Customer Acceptance by (Print Name/Title):___________________________________
Customer Authorized Signature: __________________________ Date: _____________
Accepted by Shuffle Master, Inc., by: _______________________________________
as authorized sales agent for Lightning Poker, Inc.


[***] INDICATES THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. SUCH OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2.

2 of 3 pages

1. Shuffle Master ("SMI") is the authorized sales agent for Lightning Poker's electronic poker tables (the "Product"). The terms and conditions on this customer order are controlling, and may not be modified or expanded except in writing signed by SMI and Customer.

2. If any legal action is commenced by either party against the other in connection with this Agreement the prevailing party shall be entitled to its costs and expenses including reasonable attorneys' fees, in addition to its other damages.

3. Customer will only use the Product(s) and equipment leased or sold hereunder for lawful gaming purposes in accordance with the applicable rules, regulations, and laws of the controlling regulatory agency.

4. Delivery or shipment dates are subject to Product's availability, are based on prompt receipt of all necessary information from Customer, and represent SMI's best estimate of when the Product will be delivered or shipped by Lightning Poker. SMI shall not be liable for any failure to meet such delivery or shipment dates. Any delay in delivery or other default of any installment shall not relieve Customer of its obligation to accept and pay for remaining deliveries.

5. Subject to the terms and conditions of this Agreement, Customer shall have a non-exclusive license (without the right to sublicense) to use Lightning Poker's intellectual property related to the Product, but only for approved use during the term hereof. Customer shall make no changes to the Product.

6. Customer acknowledges and agrees that its use and possession of the Products purchased or leased pursuant to this Agreement shall be subject to and controlled by the terms of Lightning Poker's warranty, if any, and Customer agrees to look solely to Lightning Poker as the manufacturer with respect to all software, except that Customer may look to SMI for service claims if Customer has contracted with SMI for service hereunder.

    SUBJECT ONLY TO THE PARAGRAPH ABOVE, THE PRODUCTS AND THE SERVICES ARE PROVIDED "AS IS," AND SMI AND LIGHTNING POKER MAKE NO REPRESENTATIONS, WARRANTIES, OR GUARANTEES OF ANY KIND WHATSOEVER, WHETHER EXPRESS, IMPLIED, OR STATUTORY. SMI AND LIGHTNING POKER EXPRESSLY DISCLAIM ANY WARRANTY REGARDING SAFETY, EFFICACY, PERFORMANCE, CONDITION, MERCHANTABILITY, QUALITY, TITLE, NONINFRINGEMENT, FUNDAMENTAL BREACH, OR FITNESS FOR A PARTICULAR PURPOSE. NOR ARE THERE ANY WARRANTIES CREATED BY COURSE OF DEALING, COURSE OF PERFORMANCE, OR TRADE USAGE. SMI AND LIGHTNING POKER DO NOT WARRANT THAT THE PRODUCTS OR THE SERVICES WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE. NO WRITTEN OR ORAL INFORMATION GIVEN BY SMI OR LIGHTNING POKER OR ANY THIRD PARTY SHALL CREATE A WARRANTY OR ENLARGE THE SCOPE OF ANY WARRANTY, IF ANY, SET FORTH IN THE PARAGRAPH ABOVE.

    Customer acknowledges and agrees that except as set forth in the paragraph above, and for Lightning Poker's warranty, neither SMI nor any third party has made, and Customer has not relied upon, any express, implied, statutory, or other representation, warranty, or guarantee concerning the Products or the Services, including, without limitation, advertising materials, brochures, and other descriptive literature. Customer acknowledges and agrees that it has not relied on SMI's skill or judgment to select or furnish the Products or the Services for any particular purpose.

    THE FOREGOING EXCLUSIONS AND DISCLAIMERS, AS WELL AS THE LIMITATIONS OF LIABILITY IN PARAGRAPH 7 HEREOF, ARE AN ESSENTIAL PART OF THIS AGREEMENT AND FORMED THE BASIS FOR DETERMINING THE PRICES CHARGED FOR THE PRODUCTS AND
    THE SERVICES, SHALL BE ENFORCED TO THE MAXIMUM EXTENT ALLOWABLE BY LAW,
    AND SHALL APPLY EVEN IF FOUND TO HAVE FAILED THEIR ESSENTIAL PURPOSE.

    IN NO EVENT SHALL SMI OR LIGHTNING POKER BE LIABLE TO CUSTOMER OR ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR OTHER SPECIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES RESULTING FROM DELAY IN DELIVERY, DELAY, OR FROM LOSS OF PROFITS, BUSINESS, OR GOODWILL, OR FROM INJURY FROM THE GOODS OR SERVICES) ARISING OUT OF THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO THE USE OR THE INABILITY TO USE THE PRODUCTS) HOWSOEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY (WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY, OR OTHERWISE) EVEN IF SMI OR LIGHTNING POKER HAVE BEEN ADVISED OR ARE AWARE OF THE POSSIBILITY OF SUCH DAMAGES. SMI's TOTAL LIABILITY TO CUSTOMER OR TO ANY THIRD PARTY UNDER THIS AGREEMENT SHALL BE STRICTLY LIMITED TO THE AMOUNTS ACTUALLY PAID BY CUSTOMER UNDER THIS AGREEMENT.


[***] INDICATES THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. SUCH OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2.

3 of 3 pages

7. In the event of a breach by one party, the non-breaching party may terminate this Agreement by giving the breaching party fifteen (15) days written notice thereof. If the breach is not cured in such fifteen (15) day period, at the non-breaching party's option, this Agreement will terminate. Either party may terminate this Agreement by giving the non-terminating party thirty (30) days written notice. Following termination, the Products will be returned to LP in proper working order, normal wear and tear excepted.

8. Customer shall not make any modification to the Product, nor shall it remove or reproduce the Product or any EPROM or other part.

9. Products and related promotional materials that use any of the SMI or Lightning Poker IP may only be used in accordance with SMI's or LP's permitted use standards in effect from time to time.

10. Customer will bear the risk of loss or damage occurring in storage, delivery, installation or otherwise for all Products in Customer's possession. Customer agrees to carry and keep in full force and effect an insurance policy, including property damage and public liability coverage, in an amount equal to the full current replacement value of the leased Product. SMI and Lightning Poker shall each be named as Loss Payee and as an Additional Insured under said policy or policies, and said insurance may not be canceled without sixty (60) days advance written notice to SMI and Lightning Poker. Customer agrees to provide SMI and Lightning Poker a Certificate of Insurance evidencing said insurance coverage upon request from SMI.

11. Customer agrees to return all Products leased hereunder to SMI upon termination of this Agreement for any reason and hereby grants SMI and Lightning Poker the authority to enter upon Customer's premises in order to reclaim Products owned by Lightning Poker.


[***] INDICATES THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. SUCH OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2.

                                    EXHIBIT D

                               MINIMUM SALES PRICE

                                      [***]






[***] INDICATES THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. SUCH OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2.

                                    EXHIBIT E
                               Minimum Quantities

Period                             Quantity

Initial Tenn                          [***]

Renewal Term                          [***]


[***] INDICATES THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. SUCH OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2.

                                    EXHIBIT F

                          Existing Customer Agreements

1) Golden West Casino in Bakersfield, CA -- This is a lease agreement for 2 Lightning Poker Tables which was executed on August 24, 2006. The tables have a projected installation date of 2/27/07

2) Turning Stone Casino in Verona, NY -- This is an agreement for 3 Lightning Poker Tables which was executed on March 31, 2006. The tables were installed on November 9, 2006 and have been operational since this date.


[***] INDICATES THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. SUCH OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2.

                                   EXHIBIT G

                                  Encumbrances

        Limited to those found in correspondence attached to Exhibit H


[***] INDICATES THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. SUCH OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2.

                                    EXHIBIT H


                See threatened claims in attached correspondence


[***] INDICATES THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. SUCH OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2.

           Ann Arbor     B1oomfield Hills     Kalamazoo      Peoria
                                Howard & Howard
                               law for business
--------------------------------------------------------------------------------

direct dial 248.723.0349      James R. Yee       email: JYee@howardandhoward.com


                                December 22, 2005

         Pokermatic, Inc.
         Attn: Brian Haverson
         172 Middletown Blvd.
         Suite 203
         Langhorne, PA 19047


         Dear Mr. Haverson:


                 We represent PokerTek Inc., a publicly traded company, that designs, manufactures, and operates electronic poker tables, under the trademark, PokerPro. Recently your activities have come to the attention of our client.

                 Please be aware that our client is aggressively selecting patent protection on their products and will aggressively pursue any infringers as their patents issue.

                 For your reference, please find enclosed a copy of the first of their patent applications to publish -- US Patent Application 2005/0090304 and a copy of the US Design Patent 512,466. If you have any questions regarding PokerTek or the attached documents, please do not hesitate to contact me.

                                                 Yours very truly,

                                                 HOWARD & HOWARD ATTORNEYS, P.C.
                                                 /s/ James R. Yee
                                                 James R. Yee
Enclosure

IRY:msd






         The Pinehurst Office Center, Suite 101, 39400 Woodward Avenue,
                         Bloomfield Hills, MI 40304.5151
                   248.645.1483 Fax: 248.645.1565 www.h21aw.com


[***] INDICATES THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. SUCH OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2.

           Ann Arbor     B1oomfield Hills     Kalamazoo      Peoria
                                Howard & Howard
                               law for business
--------------------------------------------------------------------------------

direct dial 248.723.0349      James R. Yee       email: JYee@howardandhoward.com


                                December 28, 2006

         Pokermatic, Inc.
         Att: Brian Haveson
         172 Middletown Blvd.                           Via Certified Mail
         Suite 203                                      Return Receipt Requested
         Langhorne, PA 19047


         Dear Mr. Haveson:

                 As you know we represent PokerTek Inc., a publicly traded company, that designs, manufactures, and operates electronic poker tables, under the trademark, PokerPro. Please be aware that our client is aggressively seeking patent protection on their products and will likewise aggressively pursue any infringers as their patents issue.

                 For your reference, please find enclosed copies US Patent Application Publications 2006/0189365 and 2006/0189384 which were published on August 24, 2006.

                 This letter and copies of the above referenced published patent applications serve as actual notice under 35 USC ss.154(d)(l)(B) which will entitle our client to a reasonable royalty based on your current activities if the requirements of ss.154(d) are met. For your reference a copy of 35 USC ss.154(d) is provided on the attached page.

                 If you have any questions regarding PoketTek or the attached documents, please do not hesitate to contact me.

                                                 Yours very truly,

                                                 HOWARD & HOWARD ATTORNEYS, P.C.
                                                 /s/ James R. Yee
                                                 Jamse R. Yee
Enclosures

cc: Fred Tecce


         The Pinehurst Office Center, Suite 101, 39400 Woodward Avenue,
                         Bloomfield Hills, MI 40304.5151
                   248.645.1483 Fax: 248.645.1565 www.h21aw.com


[***] INDICATES THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. SUCH OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2.

           Ann Arbor     B1oomfield Hills     Kalamazoo      Peoria
                                Howard & Howard
                               law for business
--------------------------------------------------------------------------------

direct dial 248.723.0349      James R. Yee       email: JYee@howardandhoward.com


                               September 19, 2006

         Fred Tecce
         MeShea & Tecce, P.C.                      Via Certified Mail
         1735 Market Street                        Return Receipt Requested
         Philadelphia, Pennsylvania 19103


         Dear Mr. Tecce:

                 As you know we represent PokerTek Inc., a publicly traded company, that designs, manufactures, and operates electronic poker tables, under the trademark, PokerPro. Please be aware that our client is aggressively seeking patent protection on their products and will likewise aggressively pursue any infringers as their patents issue.

                 For your reference, please find enclosed copies US Patent Application Publications 2006/0205466 and 2006/0205467 which were published on September 14, 2006.

                 This letter and copies of the above referenced published patent applications serve as actual notice under 35 USC ss. 154(d)(l)(B) which will entitle our client to a reasonable royalty based on your current activities if the requirements of ss.154(d) are met. For your reference a copy of 35 USC ss. 154(d) is provided on the attached page.

                 If you have any questions regarding PokerTek or the attached documents, please do not hesitate to contact me.

                                                 Yours very truly,

                                                 HOWARD & HOWARD ATTORNEYS, P.C.
                                                 /s/ Jamse R. Yee
                                                 Jamse R. Yee
Enclosures

cc: Brian Haveson (w/Enclosures)


         The Pinehurst Office Center, Suite 101, 39400 Woodward Avenue,
                         Bloomfield Hills, MI 40304.5151
                   248.645.1483 Fax: 248.645.1565 www.h21aw.com


[***] INDICATES THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. SUCH OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2.

           Ann Arbor     B1oomfield Hills     Kalamazoo      Peoria
                                Howard & Howard
                               law for business
--------------------------------------------------------------------------------

direct dial 248.723.0349      James R. Yee       email: JYee@howardandhoward.com


                                November 29, 2006

         Fred Tecce
         MeShea & Tecce, P.C.                      Via Certified Mail
         Bell Atlantic Tower, 28th Floor           Return Receipt Requested
         1735 Market Street
         Philadelphia, Pennsylvania 19103


         Dear Mr. Tecce:

                 As you know we represent PokerTek Inc., a publicly traded company, that designs, manufactures, and operates electronic poker tables, under the trademark, PokerPro. Please be aware that our client is aggressively seeking patent protection on their products and will likewise aggressively pursue any infringers as their patents issue.

                 For your reference, please find enclosed a copy of US Patent Application Publication 2006/0264252 which was published on November 23, 2006.

                 This letter and copy of the above referenced published patent application serves as actual notice under 35 USC ss. 154(d)(l)(B) which will entitle our client to a reasonable royalty based on your current activities if the requirements of ss.154(d) are met. For your reference a copy of 35 USC ss. 154(d) is provided on the attached page.

                 If you have any questions regarding PokerTek or the attached documents, please do not hesitate to contact me.

                                                 Yours very truly,

                                                 HOWARD & HOWARD ATTORNEYS, P.C.
                                                 /s/ James R. Yee
                                                 James R. Yee
Enclosures

cc: Brian Haveson (w/Enclosures)


         The Pinehurst Office Center, Suite 101, 39400 Woodward Avenue,
                         Bloomfield Hills, MI 40304.5151
                   248.645.1483 Fax: 248.645.1565 www.h21aw.com



[***] INDICATES THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. SUCH OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2.

           Ann Arbor     B1oomfield Hills     Kalamazoo      Peoria
                                Howard & Howard
                               law for business
--------------------------------------------------------------------------------

direct dial 248.723.0349      James R. Yee       email: JYee@howardandhoward.com


                                December 28, 2006

         Fred Tecce
         MeShea & Tecce, P.C.                      Via Certified Mail
         Bell Atlantic Tower, 28th Floor           Return Receipt Requested
         1735 Market Street
         Philadelphia, Pennsylvania 19103


         Dear Mr. Tecce:

                 As you know we represent PokerTek Inc., a publicly traded company, that designs, manufactures, and operates electronic poker tables, under the trademark, PokerPro, Please be aware that our client is aggressively seeking patent protection on their products and will likewise agressively pursue any infringers as their patents issue.

                 For your reference, please find enclosed copies of US Patent Application Publications 2006/0287104. 2006/0287103, 2006/0287102,
         2006/0287101, 2006~0287067, and 2006/0287066 which were published on
         December 21, 2006.

                 This letter and copy of the above referenced published patent application serves as actual notice under 35 USC ss.154(d)(i)(B) which will entitle our client to a reasonable royalty based on your CUrrent activities if the requirements of ss.154(d) are met. For your reference a copy of 35 USC ss;154(d) is provided on the attached page.

                 If you have any questions regarding PokerTek or the attached documents, please do not hesitate to contact me.


                                                 Yours very truly,

                                                 HOWARD & HOWARD ATTORNEYS, P.C.
                                                 /s/ James R. Yee
                                                 JAMES R. Yee
Enclosures

cc: Brian Haveson (w/Enclosures)


         The Pinehurst Office Center, Suite 101, 39400 Woodward Avenue,
                         Bloomfield Hills, MI 40304.5151
                   248.645.1483 Fax: 248.645.1565 www.h21aw.com


[***] INDICATES THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. SUCH OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2.

Fred Tecce
McShea & Tecce, P.C.
December 28, 2006

35 USC ss.l54(d) PROVISIONAL RIGHTS.

(1) IN GENERAL.- In addition to other rights provided by this sections a patent shall include the right to obtain a reasonable royalty from any person who during the period beginning on the date of publication of the application for such patent under section 122(b), or in the case of an international application filed under the treaty defined in section 351(a) designating the United States under Article 21(2)(a) of such treaty, the date of publication of the application, and ending on the date the patent is issued--

(A) (i) makes, uses, offers for sale, or sells in the United States the invention as claimed in the published patent application or imports such an invention into the United States; or

(ii) if the invention as claimed in the published patent application is a process, uses, offers for sale, or sells in the United States or imports into the United States products made by that process as classified in the published patent application; and

(B) had actual notice of the published patent application and, in a case in which the right arising under this paragraph is based upon an international application designating the United States that is published in a language other than English, had a translation of the international application into the English language.

(2) RIGHT BASED ON SUBSTANTIALLY IDENTICAL INVENTIONS.- The right under paragraph (1) to obtain a reasonable royalty shall not be available under this subsection unless the invention as claimed in the patent is substantially identical to the invention as claimed in the published patent application.

(3) TIME LIMITATION ON OBTAINING A REASONABLE ROYALTY.- The right under paragraph (1) to obtain a reasonable royalty shall be available only in an action brought not later than 6 years after the patent is issued. The right under paragraph (1) to obtain a reasonable royalty shall not be affected by the duration of the period described in paragraph (1).

(4) REQUIREMENTS FOR INTERNATIONAL APPLICATIONS.

(A) EFFECTIVE DATE.- The right under paragraph (1) to obtain a reasonable royalty based on the the publication under the treaty defined in Section 351(a) of an international application designating the United States shall commence on the date of publication under the treaty of the international application, or, if the publication under the treaty of the international application is in a language other than English, on the date on which the Patent and Trademark Office receives a translation of the publication in the English language.

(B) COPIES.- The Director may require the applicant to provide a copy of the international application and a translation thereof.


                                 Howard & Howard


[***] INDICATES THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. SUCH OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2.